UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 8, 2007

China Water and Drinks Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-131131	20-2304161
(Commission File Number)	(IRS Employer Identification No.)

17, J Avenue Yijing Garden, Aiguo Road, Luohu District,
Shenzhen City, PRC 518000

(Address of principal executive offices and zip code)

+86-0755-25526332

(Registrant’s telephone number including area code)

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2007 the Board of Directors of the Company elected Mr. Hong Bin Xu to serve as a Director of the Company.

There is no understanding or arrangement between Mr. Xu and any other director and any other person pursuant to which such persons were appointed as directors.

Mr. Xu has not in the last two years engaged in any related party transaction with the Company of the kind required to be disclosed pursuant to Item 404(a) of Regulation S-B.

Mr. Xu, age 42, graduated from Water Resource Institute of Qinghai Province in China in 1984. Mr. Xu has over ten years of experience in bottled water and bottled beverage marketing, plant operation, setup and management, and has extensive experience in and strong business connection with water and water resource industry in China. Mr. Xu founded and managed all the four subsidiaries of the Company located in China. Prior to that, Mr. Xu served as a government official managing water resources in Qinghai Province from 1984 to 1990 and was the general manager of a transportation company from 1990 to 1996.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER AND DRINKS INC.

By:	/s/ Xing Hua Chen
Name: Xing Hua Chen
Title: Director and Chief Executive Officer

Dated: June 11, 2007